Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2003, except for Note F as to which the date is June 23, 2003, relating to the consolidated financial statements of Sanofi~Synthelabo included in its annual report (Form 20-F) for the year ended December 31, 2002 filed with the Securities Exchange Commission.

Paris, France
July 22, 2003

                          PricewaterhouseCoopers Audit



/s/ Jacques Denizeau                               /s/ Jean-Christophe Georghiou
--------------------                               -----------------------------
Jacques Denizeau                                   Jean-Christophe Georghiou